Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended December 31, 2024 and Declaration of Distributions on Common Stock for the Months Ending April 30, May 31, and June 30, 2025

GREENWICH, CT – 2/28/2025 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended December 31, 2024.

●	On February 27, 2025, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
April 30, 2025	April 16, 2025	April 30, 2025	$0.035
May 31, 2025	May 16, 2025	May 30, 2025	$0.035
June 30, 2025	June 16, 2025	June 30, 2025	$0.035

●	Net asset value (“NAV”) per share as of December 31, 2024 stood at $2.30, compared with a NAV per share on September 30, 2024 of $2.35.

●	Net investment income (“NII”) was approximately $6.0 million, or $0.09 per share, for the quarter ended December 31, 2024, compared with approximately $6.2 million, or $0.10 per share, for the quarter ended September 30, 2024.

●	Total investment income for the quarter ended December 31, 2024 amounted to approximately $10.2 million, compared with approximately $10.3 million for the quarter ended September 30, 2024.

○	For the quarter ended December 31, 2024 we recorded investment income from our portfolio as follows:

▪	$5.4 million from our debt investments;

▪	$4.1 million from our CLO equity investments; and

▪	$0.8 million from other income.

●	Our total expenses for the quarter ended December 31, 2024 were approximately $4.2 million, which was approximately the same as the quarter ended September 30, 2024.

●	As of December 31, 2024, the following metrics applied (note that none of these metrics represented a total return to shareholders):

○	The weighted average yield of our debt investments was 15.8% at current cost, compared with 14.5% as of September 30, 2024;

○	The weighted average effective yield of our CLO equity investments at current (start of quarter for existing investments) cost was 8.8%, compared with 9.6% as of September 30, 2024; and

○	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 16.2%, compared with 15.3% as of September 30, 2024.

●	For the quarter ended December 31, 2024, we recorded a net increase in net assets resulting from operations of approximately $3.3 million, consisting of:

○	NII of approximately $6.0 million;

○	Net realized losses of approximately $44.8 million; and

○	Net unrealized appreciation of approximately $42.1 million.

●	During the fourth quarter of 2024, we made investments of approximately $25.1 million and received approximately $22.0 million from sales and repayments of investments.

●	Our weighted average credit rating was 2.3 based on total fair value and 2.4 based on total principal amount as of December 31, 2024, compared with a weighted average credit rating of 2.4 based on total fair value and 2.8 based on total principal amount as of September 30, 2024.

●	As of December 31, 2024, we had one debt investment in one portfolio company on non-accrual status, with a fair value of approximately $0.5 million. Also, as of December 31, 2024, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $4.6 million.

●	For the quarter ended December 31, 2024, we issued a total of approximately 1.8 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $5.0 million. As of December 31, 2024, we had approximately 69.8 million shares of common stock outstanding.

We will hold a conference call to discuss fourth quarter results today, Friday, February 28th, 2025 at 9:00 AM ET. The toll-free dial-in number is 1-800-549-8228. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-888-660-6264. The replay pass-code number is 06523#.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $358,356,496 and $440,069,822, respectively)	$256,238,759	$261,614,335
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	4,614,100	5,276,092
Cash and cash equivalents	34,926,468	5,740,553
Interest and distributions receivable	2,724,049	3,976,408
Other assets	1,227,598	1,060,384
Total assets	$299,730,974	$277,667,772
LIABILITIES
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $309,812 and $543,609, respectively	44,480,938	44,247,141
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,381,619 and $1,768,219, respectively	79,118,381	78,731,781
Securities purchased, not settled	12,027,463	—
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,215,964	1,012,389
Accrued interest payable	1,204,487	1,204,487
Accrued expenses	1,018,261	1,163,349
Total liabilities	139,065,494	126,359,147

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 69,758,938 and 59,300,472 shares issued and outstanding, respectively	697,590	593,005
Capital in excess of par value	487,943,476	458,121,381
Total distributable earnings/(accumulated losses)	(327,975,586)	(307,405,761)
Total net assets	160,665,480	151,308,625
Total liabilities and net assets	$299,730,974	$277,667,772
Net asset value per common share	$2.30	$2.55

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
	(Unaudited)
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$24,929,287	$33,592,166	$25,234,315
Income from securitization vehicles and investments	15,403,586	16,796,699	17,093,203
Other income	2,350,332	1,435,316	790,594
Total investment income from non-affiliated/non-control investments	42,683,205	51,824,181	43,118,112
Total investment income	42,683,205	51,824,181	43,118,112
EXPENSES
Interest expense	7,847,320	10,825,877	12,354,392
Base Fee	4,310,484	4,613,664	5,903,986
Professional fees	1,537,434	1,426,098	1,393,116
Compensation expense	746,762	825,226	915,583
Director’s fees	417,500	429,500	417,500
Insurance expense	308,552	329,892	378,804
Transfer agent and custodian fees	260,330	246,562	231,241
Excise tax	216,528	1,423,686	252,172
General and administrative	597,883	638,350	583,740
Total expenses before incentive fees	16,242,793	20,758,855	22,430,534
Net Investment Income Incentive Fees	—	3,705,387	—
Capital gains incentive fees	—	—	—
Total incentive fees	—	3,705,387	—
Total expenses	16,242,793	24,464,242	22,430,534
Net investment income	26,440,412	27,359,939	20,687,578
NET UNREALIZED APPRECIATION/(DEPRECIATION) AND REALIZED LOSSES ON INVESTMENT TRANSACTIONS
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	76,337,750	6,198,413	(109,479,985)
Affiliated investments	(661,992)	926,274	3,577,327
Total net change in unrealized appreciation/(depreciation) on investments	75,675,758	7,124,687	(105,902,658)
Net realized losses:
Non-affiliated/non-control investments	(96,236,489)	(17,056,245)	(339,819)
Extinguishment of debt	—	(190,353)	—
Total net realized losses	(96,236,489)	(17,246,598)	(339,819)
Net unrealized and realized losses	(20,560,731)	(10,121,911)	(106,242,477)
Net increase/(decrease) in net assets resulting from operations	$5,879,681	$17,238,028	$(85,554,899)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.42	$0.51	$0.42
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.09	$0.32	$(1.72)
Weighted average shares of common stock outstanding (Basic and Diluted):	63,465,255	53,919,104	49,757,122

FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
	(Unaudited)
Per Share Data
Net asset value at beginning of year	$2.55	$2.78	$4.92	$4.55	$5.12
Net investment income(1)	0.42	0.51	0.42	0.32	0.40
Net realized and unrealized gains (losses)(2)	(0.33)	(0.19)	(2.14)	0.47	(0.36)
Net change in net asset value from operations	0.09	0.32	(1.72)	0.79	0.04
Distributions per share from net investment income	(0.42)	(0.54)	(0.42)	(0.42)	(0.61)
Distributions based on weighted average share impact	—	(0.01)	—	—	—
Tax return of capital distributions	—	—	—	—	—
Total distributions(3)	(0.42)	(0.55)	(0.42)	(0.42)	(0.61)
Effect of shares issued, net of offering expenses	0.08	—	—	—	—
Effect of shares issued/repurchased, gross	—	—	—	—	—
Net asset value at end of year	$2.30	$2.55	$2.78	$4.92	$4.55
Per share market value at beginning of year	$2.86	$3.12	$4.08	$3.05	$5.44
Per share market value at end of year	$2.44	$2.86	$3.12	$4.08	$3.05
Total return based on Market Value(4)	(1.64)%	9.34%	(14.11)%	47.38%	(31.75)%
Total return based on Net Asset Value(5)	6.67%	11.15%	(34.96)%	17.36%	0.82%
Shares outstanding at end of year	69,758,938	59,300,472	49,844,796	49,690,059	49,589,607
Ratios/Supplemental Data(7)
Net assets at end of year (000’s)	$160,665	$151,309	$138,672	$244,595	$225,427
Average net assets (000’s)	$152,362	$149,944	$192,785	$242,589	$192,137%
Ratio of expenses to average net assets	10.66%	16.32%	11.64%	8.69%	8.45%
Ratio of net investment income to average net assets	17.35%	18.25%	10.73%	6.64%	10.26%
Portfolio turnover rate(6)	33.66%	3.85%	17.09%	11.09%	23.72%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts divided by the beginning market value per share.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value.
(6)	Portfolio turnover rate is calculated using the lesser of the annual investment sales and repayments of principal or annual investment purchases over the average of the total investments at fair value.
(7)	The following table provides supplemental performance ratios measured for the years ended December 31, 2024, 2023, 2022, 2021, and 2020:

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
	(Unaudited)
Ratio of expenses to average net assets:
Expenses before incentive fees	10.66%	13.84%	11.64%	8.69%	8.45%
Net Investment Income Incentive Fees	—%	2.47%	—%	—%	—%
Capital Gains Incentive Fees	—%	—%	—%	—%	—%
Ratio of expenses, excluding interest expense, to average net assets	5.51%	9.10%	5.23%	4.36%	4.35%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280